Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260545 on Form S-8 of our report dated April 23, 2024, relating to the financial statements of TDCX Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Singapore

April 23, 2024